BYLAWS

                               OF

                 CENTRAL POWER AND LIGHT COMPANY

                      (A TEXAS CORPORATION)
























OCTOBER 25, 1996


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                                      INDEX





             ARTICLE I                      OFFICES

             ARTICLE II                     SEAL

             ARTICLE III                    STOCK AND TRANSFERS

             ARTICLE IV                     MEETINGS OF SHAREHOLDERS

             ARTICLE V                      DIRECTORS

             ARTICLE VI                     MEETINGS OF THE BOARD

             ARTICLE VII                    OFFICERS

             ARTICLE VIII                   COMMITTEES

             ARTICLE IX                     INDEMNIFICATION

             ARTICLE X                      ORDER OF BUSINESS

             ARTICLE XI                     INSPECTION OF BOOKS

             ARTICLE XII                    MISCELLANEOUS

             ARTICLE XIII                   REFERENCE

             ARTICLE XIV                    AMENDMENT

                                     BYLAWS
                                       OF
                         CENTRAL POWER AND LIGHT COMPANY

                              (A Texas Corporation)


                                    ARTICLE I

                                     OFFICES


            The Corporation shall maintain its principal office in Corpus Christi, Texas, and may maintain offices at such other places within or without the state as the Board of Directors may from time to time appoint.


                                   ARTICLE II

                                      SEAL


            The corporate seal of the Corporation shall have inscribed thereon the name of the Corporation and the words "Incorporated 1945 Texas", and such seal may be facsimile.


                                   ARTICLE III

                               STOCK AND TRANSFERS


            Section 1. Each holder of fully paid shares of stock of the Corporation shall be entitled to a certificate or certificates representing such shares, certifying the number of shares owned by the shareholder and the designation of the class of stock (and series, if any) in which issued and otherwise complying with any applicable law. All such certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary of the Corporation and shall be sealed with the corporate seal of the Corporation or a facsimile thereof. The signature of the President or Vice President and/or the Secretary or Assistant Secretary of the Corporation upon any such certificate may be facsimile if the certificate is countersigned by a transfer agent or registered by a registrar, either of which is other than the Corporation itself or an employee of the Corporation, duly appointed by the Board of Directors. In case any one or more of such officers of the Corporation who has signed or whose facsimile signature or signatures have been placed or impressed or reproduced upon any such certificate shall have ceased to be such officer or officers of the Corporation before such certificate shall be actually issued, such certificate may be issued and delivered by the Corporation with the same effect as if he or they were such officer or officers at the date of such issuance.

            Section 2. Shares of stock may be transferred in the manner provided by law; and the Corporation, by its officers or agents appointed for that purpose, shall record upon the books of the Corporation a transfer of its shares upon receipt of a written assignment thereof, signed by the shareholder or his legal representatives and accompanied by the surrender of the certificate representing the shares of stock so transferred. No transfer shall affect the right of the Corporation to pay any dividend due upon the stock or to treat the holder of record as the holder in fact until such transfer has been recorded upon the books of the Corporation or until a new certificate has been issued to the person to whom it has been transferred. If an outstanding certificate of stock shall be lost, destroyed, or stolen, the holder thereof may have a new certificate upon producing evidence, satisfactory to the Board of Directors, of such loss, destruction, or theft, and upon furnishing to the Corporation a bond of indemnity, deemed sufficient by the Board of Directors, to protect the Corporation against claims under the outstanding certificate.

            Section 3. The stock transfer books of the Corporation may be closed from time to time, by order of the Board of Directors, for a stated period not to exceed, in any case, fifty (50) days, for the purpose of determining shareholders of the Corporation entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, PROVIDED, HOWEVER, that if the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten
(10) days immediately preceding such meeting. In lieu of closing the stock transfer books as aforesaid, the Board of Directors may from time to time fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty (50) days, and in case of a meeting of shareholders not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. Whenever a determination of shareholders entitled to vote at any meeting of shareholders has been made, as hereinabove provided, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired. If the stock transfer books shall not have been closed and no record date shall have been fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, as hereinabove provided, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

                                   ARTICLE IV

                            MEETINGS OF SHAREHOLDERS


            Section 1. The annual meeting of the shareholders shall be held on the second Thursday in April of each year, if not a legal holiday, and if a legal holiday, then on the day following, at the hour of 9 o'clock a.m. for the election of directors and for the transaction of such other business as may come before it. Such meeting shall be held at the office of the Corporation in Corpus Christi, Texas. In case the annual meeting shall not be duly called and held, the Secretary shall cause a special meeting in lieu of and for the purpose of such annual meeting and all proceedings at such special meeting shall have the same force and effect as at an annual meeting.

            Section 2. Special meetings of the shareholders may be called by the Chairman, if there shall be one, or by the President or by a majority of the directors and shall be called by the Secretary upon written application of three or more shareholders who are entitled to vote and who hold at least one-tenth part in interest of the shares entitled to vote at the meeting, which application shall state the time, place, and purpose of the meeting, or in such other manner as may be provided in Article VI of the Articles of Incorporation with Amendments of the Corporation, or as may from time to time be provided by statute.

            Section 3. A written notice, stating the place, day, and hour of the annual meeting shall be given by the Secretary at least ten days and not more than fifty days before the meeting to each shareholder entitled to vote thereat and to each shareholder who, under the Articles of Incorporation with Amendments or under the Bylaws, is entitled to such notice, by delivering such notice to him or by mailing it, postage prepaid, and addressed to such shareholder at his address as it appears on the books of the Corporation. Like notice shall be given of all special meetings, except in cases where other special method of notice may be required by statute, in all which cases the statutory method shall be followed. Notices of all meetings of shareholders shall state the purposes for which the meetings are called. Notice of meetings may in all cases be waived by shareholders entitled to notice.

            Section 4. At all meetings of shareholders, except as otherwise provided in the Articles of Incorporation with Amendments of the Corporation, a representation of the majority of the number of shares of stock outstanding and entitled to vote shall be necessary to constitute a quorum for the transaction of any business, other than (a) adjournment from time to time until a quorum shall be obtained, or (b) adjourning sine die, and for any such adjournment a majority vote of whatever stock shall be represented shall be sufficient.

            Section 5. At all shareholders' meetings, except as otherwise provided in the Articles of Incorporation with Amendments of the Corporation, holders of record of stock then having voting power shall be entitled to one vote for each share of stock held by them, respectively, upon any question or at any election, and such vote may, in all cases, be given by proxy, duly authorized in writing, and the vote of the holders of a majority of the shares entitled to vote and represented at a meeting at which a quorum is present shall be the act of the shareholders unless the vote of a greater number is required by law, the Articles of Incorporation with Amendments, or Bylaws.


                                    ARTICLE V

                                    DIRECTORS


            Section 1. The property, business, and affairs of the Corporation shall be managed by a Board of Directors which shall consist of that number of directors, not less than three, as shall be fixed from time to time by the Board of Directors or by the shareholders at the annual or a special meeting; provided, however, that no decrease in the number of directors shall have the effect of shortening the term of an incumbent director. Such directors shall be elected by the shareholders, by ballot, at the annual meeting of shareholders, by vote of the holders of a majority of the total number of shares of stock of the Corporation outstanding and entitled to vote at the meeting, present in person or represented by proxy; and each director so elected shall hold office until the next ensuing annual election of directors and until his successor shall be duly elected and qualified, unless sooner displaced in the manner provided by law. The term of any director who is an employee of the Corporation (other than a President who retires) shall expire concurrently with the termination of service of that director as such an employee. Directors need not be shareholders of the Corporation.

            Section 2. Vacancies occurring in the Board of Directors, and newly created directorships resulting from any increase in the authorized number of directors determined pursuant to the Bylaws, may be filled by vote of a majority of the directors then in office, though less than a quorum, unless otherwise provided in the Articles of Incorporation with Amendments or by statute. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. A directorship to be filled by reason of an increase in the number of directors shall be for a term of office continuing only until the next election of one or more directors by the shareholders; provided that the board of directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders. Unless otherwise provided in the Articles of Incorporation with Amendments or by statute, when one or more directors shall resign from the Board, effective at a future date, a majority of the remaining directors then in office, though less than a quorum of said Board, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective; and each director so chosen shall hold office as herein provided for the filling of other vacancies.

            Section 3. The Board of Directors may hold its meetings and may have one or more offices, and may keep the books of the Corporation (except such records and books as by the laws of Texas are required to be kept within that state) outside of Texas, at such places as they may from time to time determine. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board may exercise all such powers of the Corporation, and do all such lawful acts and things as are not by law or by the Bylaws required to be exercised or done by the shareholders.

            Section 4. Without prejudice to the general powers conferred by the last preceding clause, it is hereby expressly declared that the Board of Directors shall have the following powers, that is to say:

            1. From time to time to make and change rules and regulations, not inconsistent with these Bylaws, for the management of the Corporation's business and affairs.

            2. From time to time, as and when and upon such terms and conditions as it may determine, to issue any part of the authorized capital stock of the Corporation.

            3. To purchase, or otherwise acquire for the Corporation, any property, right, or privilege which the Corporation is authorized to acquire at such price or consideration, and generally on such terms or conditions as it shall think fit.

            4. At its discretion, to pay for any property or rights acquired by the Corporation, either wholly or partly, in money, stock, bonds, debentures or other securities of the Corporation.

            5. To borrow money, to create, make, and issue mortgages, bonds, deeds of trust, trust agreements and negotiable or transferable instruments and securities, secured by mortgage or otherwise, and to do every other act and thing necessary to effectuate the same, but subject always to all requirements of law, as to the consent or authorization of shareholders or otherwise, in respect thereof.

            6. To remove or suspend, at its discretion, any and all officers, employees, and agents, permanently or temporarily, as it may think fit, and to determine and fix, and from time to time change their duties, salaries, and emoluments, and to require security in such instances and in such amounts as it thinks fit.

            7. To confer by resolution upon any committee or officer of the Corporation, the power to choose, remove, or suspend subordinate officers, employees, and agents.

            8. To appoint any person or Corporation to accept and hold in trust for the Corporation any property belonging to the Corporation, or in which it is interested, or for any other purpose, and to execute and do all such deeds and things as may be requisite in relation to any such trust.

            9. To determine who shall be authorized on the Corporation's behalf to sign bills, notes, receipts, acceptances, endorsements, checks, drafts, bonds, mortgages, releases, contracts, and other papers and documents, subject always to any requirements of law in respect thereof.

          10. To delegate, to the extent permitted from time to time by the laws of the State of Texas, any of the power of the Board in the course of the current business of the Corporation to any standing or special committee, or to any officer, or agent, or to appoint any persons to be the agents of the Corporation with such powers (including the powers to sub-delegate) and upon such terms as it shall think fit.


                                   ARTICLE VI

                              MEETINGS OF THE BOARD


            Section 1. Regular meetings of the Board of Directors of the Corporation shall be held at such place and time as may be designated from time to time by the Board. Special meetings of the Board may be called by the Chairman, if there shall be one, or by the President, or by a Vice President when acting as President, or by any two directors, upon not less than two days' notice to each director, either personally, by telephone, by telegraph or by mail. Notice of any meeting of the Board may be waived in writing by any director, either before or after the meeting, and shall be deemed to have been waived by his attendance at such meeting.

            Section 2. A majority of the authorized number of directors determined pursuant to the Bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but a lesser number may adjourn from time to time until a quorum shall be obtained or may adjourn sine die.

            Section 3. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the act of a greater number is required by the Articles of Incorporation or the Bylaws or law. The Board shall keep minutes of the proceedings at its meetings.

            Section 4. Directors, as such, shall receive such compensation and expenses of attendance, if any, as may be fixed or allowed by resolution of the Board. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE VII

                                    OFFICERS


            Section 1. There shall be elected by the Board of Directors, at its first meeting (if practicable) held after the annual election of directors in each year, a President, a Secretary, a Treasurer, a Controller, and, if desired, one or more Assistant Secretaries, Assistant Treasurers, and Assistant Controllers. The Board of Directors also may provide for and elect at any time, a Chairman, a General Manager, one or more Vice Presidents, and such other officers, and prescribe such duties for them, respectively, as in the judgment of the Board of Directors may be required from time to time to conduct the business of the Corporation. Any two or more offices, except the offices of President and Vice President, President and Secretary, President and General Manager, and Chairman and any other office, may be held by the same person. All officers elected by the Board of Directors shall hold their respective offices, unless sooner terminated, until the first meeting of the Board of Directors held after the next ensuing annual election of directors and until their respective successors, willing to serve, shall have been duly elected and qualified. Any of such officers may be removed from their respective offices at the pleasure of the Board.

            Section 2. The Chairman of the Board, if there shall be one, shall preside at all meetings of the stockholders and of the Board of Directors. He shall be a member of the committees to which he has been appointed by the Board of Directors. He shall also have such other powers and duties as may at any time be prescribed by these Bylaws or by the Board of Directors.

            Section 3. The President shall be the chief executive officer of the Company and have general authority over all of the business and affairs of the Company and over all other officers, agents and employees of the Company, subject to the direction of the Board of Directors. He shall have general and active management of the business and affairs of the Company, and full authority and responsibility with respect to making effective all resolutions of the Board of Directors. He may execute bonds, mortgages, contracts and other instruments on behalf of the Company, except those required by law, governmental regulations, or indentures and other agreements of the Company to be otherwise signed and executed or expressly required by the Board of Directors to be executed by some other officer or agent of the Company. He may suspend the authority of any other officer or officers of the Company, subject, however, to the pleasure of the Board of Directors at its next meeting. He shall have authority to appoint and to remove and discharge any and all agents and employees of the Company not elected or appointed directly by the Board of Directors. In any absence of a Chairman of the Board he shall, if present, have all powers and duties conferred upon the Chairman of the Board.

            Section 4. The General Manager, if one is elected by the Board of Directors, shall have such powers and duties as may from time to time be prescribed by the Board of Directors. In case the President, due to absence or any other cause, shall be unable at any time to attend to the duties of the office of President requiring attention, or in the case of his death, resignation, or removal from office, the powers and duties of the President shall, except as the Board of Directors may otherwise provide, temporarily devolve upon the General Manager, and shall be exercised by such General Manager as acting President during such inability of the President, or until the vacancy in the office of the President shall be filled. In case of the absence, disability, death, resignation, or removal from office of the President and the General Manager, the Board of Directors shall elect one of its members to exercise the powers and duties of the President during such absence or disability, or until the vacancy in one of said offices shall be filled.

            Section 5. The Vice President, if one is elected by the Board of Directors, or Vice Presidents, if more than one is elected by the Board of Directors, shall have such powers and duties as may from time to time be prescribed by the Board of Directors.

            Section 6. The Secretary shall attend all meetings of the shareholders and the Board of Directors, shall keep a true and faithful record thereof in proper books to be provided for that purpose, and shall have the custody and care of the corporate seal, records, and minutes of shareholders' and directors' meetings. He shall issue all notices required for meetings of the shareholders and the Board of Directors. Whenever requested by not less than one-third in number of the directors constituting the whole Board to give notice for a meeting of the Board of Directors, the Secretary shall give such notice, as requested, and the notice shall state the names of the directors making the request. He shall have such other powers and duties as are commonly incidental to the office of Secretary, or as may be prescribed for him. He shall be sworn to the faithful discharge of his duty.

            Section 7. The Treasurer shall have charge of and be responsible for the collection, receipt, custody, and disbursement of the funds of the Corporation, and shall deposit its funds in the name of the Corporation in such banks, trust companies, or safe deposit vaults as the Board of Directors may direct. He shall have the custody of such books, receipted vouchers, and other books and papers as in the practical business operations of the Corporation shall naturally belong in the office or custody of the Treasurer, or shall be placed in his custody by the Board of Directors, by the Chairman, by the President, or by the General Manager, or by a Vice President when acting as President. He shall also have charge of the safekeeping of all stocks, bonds, mortgages and other securities belonging to the Corporation, except his own bond; but such stocks, bonds, mortgages, and other securities shall be deposited for safekeeping in a safe deposit vault to be approved by the Board of Directors, in a box or boxes, access to which shall be had as may be provided by resolution of the Board of Directors. He shall have such other powers and duties as are commonly incidental to the office of Treasurer, or as may be prescribed for him. He may be required to give bond to the Corporation for the faithful discharge of his duties in such form and to such amount and with sureties as shall be determined by the Board of Directors.

            Section 8. The Controller shall be responsible for the installation and supervision of all accounting records of the Corporation, the preparation and interpretation of the financial statements and reports of the Corporation, and maintenance of appropriate and adequate records of authorized appropriations, and the determination that all sums expended pursuant to such appropriations are properly accounted for, and the ascertainment currently that all financial transactions authorized or approved by the Board of Directors are properly executed and recorded. The Controller shall also have (a) direction of the accounting system and the functional supervision over the records of other departments of the Corporation pertaining to revenues, expenses, moneys, securities, properties, and other assets of the Corporation, (b) custody of all books and records of account and other papers relating to the accounts of the Corporation, except such books and records as, in the normal course of business of the Corporation, shall normally or ordinarily belong in the custody of the Treasurer of the Corporation or as shall be placed in the custody of the Treasurer or other personnel by the Board of Directors, the President, the General Manager, or any Vice President when acting as President, (c) authority to establish or approve accounting practices and procedures required or deemed necessary to assure compliance with the accounting rules, regulations, or orders of governmental authorities having jurisdiction, (d) access to all papers and records of the Corporation relating to its properties and other assets, revenues, and expenses, and (e) such other powers and duties as are commonly incidental to the office of Controller, or as may be prescribed for him. The Controller may be required to give bond to the Corporation for the faithful discharge of his duties, in such form and in such amount, and with such sureties, if any, as shall be determined by the Board of Directors.

            Section 9. Assistant Secretaries or Assistant Treasurers or Assistant Controllers shall assist the Secretary, the Treasurer, and the Controller, respectively, as the case may be, in the performance of the respective duties of such principal officers; and in case of the absence, disability, death, resignation, or removal from office of any such principal officer, the powers and duties of such principal officer shall, except as otherwise ordered by the Board of Directors, temporarily devolve upon his assistant or senior assistant if there shall be more than one. Such Assistants shall also perform such other duties as may be assigned to them from time to time.

                                  ARTICLE VIII

                                   COMMITTEES

            Section 1. The Board of Directors may from time to time appoint, by resolution passed by a majority of the whole Board, standing or special committees, each consisting of one or more directors, each committee to have such powers, permitted by law, as the Board may determine.

            Section 2. Meetings of a committee may be called by the chairman of the committee, by any two members of a committee consisting of two or more members, by any sole member of a committee or by the President. Notice of each committee meeting, stating the date, hour and place at which it will be held, shall be given to each member of the committee personally, by telephone, by telegraph or by mail, at least two days before the day of such meeting. A majority of the members of a committee shall constitute a quorum for the transaction of business at any meeting thereof, but a lesser number may adjourn the meeting from time to time until a quorum is obtained or may adjourn sine die. A majority vote of those present at a meeting of a committee at which a quorum is present shall be decisive of all questions before the meeting.

            Section 3. In the absence or disqualification of any member of a committee, the remaining member or members present at a meeting and not disqualified from voting, whether or not constituting a quorum, may appoint another director to act at such meeting in the place of such absent or disqualified member.

            Section 4. Notice to a director of any committee meeting may be waived in writing by such director, either before or after the meeting, and shall be deemed to have been waived by his attendance at the meeting.

            Section 5. In accordance with the foregoing provisions of these Bylaws, the following committees are hereby established:

                                 AUDIT COMMITTEE

            a. The Audit Committee of the Central Power and Light Company Board of Directors shall be composed of all directors of the Company who are not presently or formerly officers or employees of this Company or its affiliates.

            b. The Audit Committee shall have such responsibilities and powers, permitted by law, as the Board may determine from time-to-time by resolution passed by a majority of the whole Board.

                              NOMINATING COMMITTEE


            a. The Nominating Committee of the Central Power and Light Company Board of Directors shall be composed of all directors who are not presently or formerly officers or employees of the Company or its affiliates, except that the Chief Executive Officer of the Company shall be an ex officio member of the Committee.

            b.  The Nominating Committee shall:

            1. Seek out and recommend to the Board of Directors qualified candidates for election to the Board when, under Article V of the Bylaws of the Company, a vacancy exists or a new directorship is created;

            2. Have and exercise all other powers as it shall deem necessary for the performance of its duties.


                                   ARTICLE IX

                                 INDEMNIFICATION


            Section 1. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and is not determined by the Board to have been guilty of misconduct in the performance of his or her duty to the Corporation. Provided, however, that no person shall be indemnified for amounts paid in settlement, unless the terms and conditions of such settlement have been consented to by the Corporation. And further provided that with respect to any criminal action or proceeding, such person had no reasonable cause to believe that his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that such conduct was unlawful; provided, however, that no indemnity prohibited by law shall be made.

            Section 2. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation. Provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for misconduct in the performance of his or her duty to the Corporation unless and only to the extent that a District Court of the State of Texas or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which a District Court of the State of Texas or such other court shall deem proper; and further provided that no indemnity prohibited by law shall be made.

            Section 3. The Corporation may indemnify, to the same extent as hereinabove provided, any person who is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Any indemnification under this Section 3 shall be made only upon the authorization of the Board of Directors, which may occur at any time prior to, during, or after final judgment or order, in any action, suit or proceeding to which such person is or is threatened to be made a party. No right to such indemnification is created by this Section 3.

            Section 4. Any indemnification under Sections 1, 2 and 3 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Sections 1 and 2. Such determination shall be made (i) by the Board of Directors by majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, by independent legal counsel in a written opinion, if a quorum of disinterested directors so directs, or (iii) by the stockholders.

            Section 5. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of such director, or officer, to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the Corporation as authorized in this Article. Such expenses incurred by other employees and agents with respect to which indemnification is claimed hereunder may also be advanced upon such terms and conditions, if any, as the Board of Directors deems appropriate.

            Section 6. The Corporation may, as authorized by the Board of Directors, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of this status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article.

            Section 7. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Corporation pursuant to the foregoing provisions of this Article or the laws of the State of Texas, in the event any claim for indemnification against such liabilities (other than for the payment by the Corporation of expenses, including attorneys' fees, actually and reasonably incurred by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted against the Corporation by such director, officer or controlling person in connection with the registration of any security under the Securities Act of 1933, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by the Corporation is against public policy as expressed by the Securities Act of 1933 and will be governed by the final adjudication of such issue.

            Section 8. Each person who is or was or had agreed to become a director, officer, employee or agent of the Corporation, or each such person who is or was serving or had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified (including, without limitation, the advancement of expenses and payment of all loss, liability and expenses) by the Corporation to the full extent permitted by the Texas Business Corporation Act or any other applicable laws as presently in effect or as may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said laws permitted the Corporation to provide prior to such amendment); provided however, that no person shall be indemnified for amounts paid in settlement unless the terms and conditions of such settlement have been consented to by the Corporation and provided further that no indemnification for employees or agents of the Corporation (other than directors and officers) will be made without the express authorization of the Corporation's Board of Directors.


                                    ARTICLE X

                                ORDER OF BUSINESS


            Section 1. The order of business at meetings of the Board of Directors shall be determined by the Chairman, if there shall be one and he shall be present, or by the President or other person acting as Chairman of the meeting, unless otherwise ordered by the Board.

                                   ARTICLE XI

                               INSPECTION OF BOOKS


            Section 1. The directors shall determine from time to time whether, and if allowed, when and under what conditions and regulations the accounts and books of the Corporation (except such as may by statute be specifically open to inspection), or any of them, shall be open to inspection by the shareholders, and the shareholders' rights in this respect are and shall be restricted and limited accordingly, except as otherwise provided by law.



                                   ARTICLE XII

                                  MISCELLANEOUS


            Section 1. No debts shall be contracted by or on behalf of the Corporation, except for current expenses incurred in the ordinary course of business, unless authorized or approved by the Board of Directors or by the Chairman, if there shall be one, or by the President, the General Manager, or a Vice President when acting pursuant to authority or approval granted by the Board of Directors. No bills shall be paid by the Corporation unless audited and approved by the Controller, or individual(s) he may designate, to audit and approve bills for payment.

            Section 2. The dividends on the preferred stock, if declared, shall be payable on the dates as provided in the Articles of Incorporation with Amendments. All dividends declared upon the Common Stock shall be payable at such times as may be fixed by the Board of Directors. Before paying any dividend or making any distribution of profits, there shall be set aside out of the surplus or net profits of the Corporation, such sum or sums as the Board of Directors may from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board shall think conducive to the interests of the Corporation.

            Section 3. The calendar year shall be the fiscal year of the Corporation.


                                  ARTICLE XIII

                                    REFERENCE


            Section 1. The Articles of Incorporation with Amendments, as amended from time to time, are incorporated herein by reference and shall govern as to the provisions thereof, notwithstanding any provision herein to the contrary.


                                   ARTICLE XIV

                                    AMENDMENT


            Section 1. These Bylaws may be altered, amended or rescinded by vote of a majority of the shareholders having voting power at any annual meeting or at any special meeting of said shareholders called for the purpose and, if and to the extent permitted by law, may also be altered, amended or rescinded by the Board of Directors.